                                        Registration No. 333-

      As filed with the Securities and Exchange Commission
      on October 1, 1996
------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                ---------------------------------

                            FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    -------------------------

                     MEDICAL RESOURCES, INC.

          Delaware                           13-1594552

(State or other jurisdiction            (I.R.S. Employer
of incorporation or organization)       Identification Number)


                                        William D. Farrell
                                   President and Chief Operating
                                             Officer
     155 State Street,                  155 State Street,
Hackensack, New Jersey 07601       Hackensack, New Jersey 07601
     (201) 488-6230                     (201) 488-6230

(Address, including zip code       Address, including zip code
and telephone number, includ-      and telephone number, includ-
ing area code of registrant's      ing area code of registrant's
principal executive offices)       principal executive offices)

                  ----------------------------
                  Copies of communications to:

                     STEPHEN M. DAVIS, ESQ.
                       Werbel & Carnelutti
                   A Professional Corporation
                        711 Fifth Avenue
                    New York, New York 10022
                         (212) 832-8300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 41 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / x /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/  /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                 CALCULATION OF REGISTRATION FEE

=================================================================

Title of Each                 Proposed       Proposed
  Class of                    Maximum        Maximum     Amount
Securities       Amount       Offering       Aggregate     of
   to be         to be        Price Per      Offering    Regis-
Registered     Registered     Unit (1)       Price (1)   tration
----------------------------------------------------------------
Common Stock,    963,806      $8.375        $8,071,875    $2,783
$.01 par value
=================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities
Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.



82011

          SUBJECT TO COMPLETION, DATED OCTOBER 1, 1996


Prospectus
                         963,806 Shares

                     MEDICAL RESOURCES, INC.

                          Common Stock
                        ($.01 Par Value)

     The shares offered hereby (the "Shares") consist of 963,806 shares of common stock, par value $.01 per share (the "Common Stock"), of Medical Resources, Inc., a Delaware corporation (the "Company"). The Shares may be offered from time to time by certain stockholders (the "Selling Stockholders") identified herein. See "Selling Stockholders and Plan of Distribution." The Company will not receive any part of the proceeds from the sales of the Shares. All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

     The Selling Stockholders have not advised the Company of any specific plans for the distribution of the Shares covered by this Prospectus, but it is anticipated that the Shares will be sold from time to time primarily in transactions (which may include block transactions) on the National Association of Securities Dealers Automated Quotation (NASDAQ) System at the market price then prevailing or at prices related to prevailing prices, although sales may also be made in negotiated transactions at negotiated prices or otherwise. See "Selling Stockholders and Plan of Distribution."

     The Company's Common Stock is traded and quoted on the NASDAQ
National Market under the symbol MRII.  On October    , 1996, the
closing sale price of the Common Stock was $    per share.


  THE PURCHASE OF THE SECURITIES OFFERED HEREBY INVOLVE A HIGH
DEGREE OF RISK.  SEE RISK FACTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus is October    , 1996.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offering contained herein and, if given or made, such information must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.


                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements filed by the Company may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company; the address of such site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement certain parts of which are omitted in accordance with the rules and regulations of the Commission. Copies of the Registration Statement, including all exhibits thereto, may be obtained from the Commission's principal office in Washington D.C. upon payment of the fees prescribed by the Commission or may be examined without charge at the offices of the Commission as described above.

     The Company's securities are quoted on the NASDAQ National Market. Reports and other information about the Company may be inspected at the offices maintained by the National Association of Securities Dealers, Inc., NASDAQ Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or portions of documents filed by the Company with the Commission are incorporated by reference in this
Prospectus:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 10-K") which contains consolidated financial statements of the Company and certain other information regarding the Company.


     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996.

     (c)  The Company's Current Reports on Form 8-K dated January
9, 1996, April 30, 1996, May 20, 1996 and September 13, 1996.

     (d) The Company's Current Reports on Form 8-K/A dated January 29, 1996, March 19, 1996, July 19, 1996 and September 27, 1996.

     (e) The Company's Registration Statement on Form 10 filed under the Exchange Act, File No. 0-20440, which contains a description of the Company's Common Stock.

     (f) The description of certain rights attaching to the Common Stock to purchase Series C Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on September 13, 1996.

     (g) All other reports pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended
December 31, 1995.

     Each document filed subsequent to the date of this Prospectus by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests for copies should be directed to: Investor Relations, Medical Resources, Inc., 155 State Street, Hackensack, New Jersey, 07601, telephone number: 201/488-6230.

                           THE COMPANY

     The Company specializes in the operation, management and acquisition of diagnostic imaging centers. The Company currently operates 37 outpatient diagnostic imaging centers located in the Northeast (18), Florida (12) and the Chicago area (7) and provides network management services to managed care organizations. The Company is rapidly growing and has increased the number of diagnostic imaging centers it operates from 11 at December 31, 1995 to 37 at August 30, 1996. Since the beginning of 1995, the Company has acquired 29 imaging centers through seven acquisitions, including 18 imaging centers resulting from the Company's acquisition (the "NMR Acquisition") on August 30, 1996 of NMR of America, Inc. ("NMR"). In addition, through the Per Diem and Travel Nursing divisions of its wholly-owned subsidiary, StarMed Staffing, Inc. ("StarMed"), the Company provides temporary healthcare staffing to acute and sub-acute care facilities nationwide.

     The Company's diagnostic imaging centers provide diagnostic imaging services to patients referred by physicians in a comfortable, service-oriented environment located in an outpatient setting. At each of its centers, the Company provides management, administrative, marketing and technical services, as well as equipment and facilities, to physicians who interpret scans performed on patients. Medical services are provided by board-certified interpreting physicians, generally radiologists, with whom the Company typically enters into contracts. Of the Company's 37 centers, 35 provide magnetic resonance imaging, which accounts for a majority of the Company's revenues. Many of the Company's centers also provide some or all of the following services: computerized tomography, ultrasound, nuclear medicine, general radiology and fluoroscopy and mammography.

     The Company was incorporated in Delaware in August 1990 and has its principal executive offices at 155 State Street, Hackensack, New Jersey 07601 (telephone no.: (201) 488-6230).
Prior to the Company's incorporation, the Company's operations, which commenced in 1979, were conducted by subsidiary corporations.

                          RISK FACTORS

          In addition to the other information contained or incorporated by reference in this Prospectus, prospective investors should carefully consider the following matters in evaluating the Company and its business before purchasing the shares of Common
Stock offered hereby.

Acquisition Strategy; Management of Growth

          One of the Company's key objectives is to continue to acquire diagnostic imaging centers and temporary healthcare staffing businesses and integrate them into the Company's operations. Successfully accomplishing this goal depends upon a number of factors, including the Company's ability to find suitable acquisition candidates, negotiate acquisitions on acceptable terms, obtain necessary financing on acceptable terms, retain key personnel of the acquired entities, hire and train other competent managers, and effectively and profitably integrate the operations of the acquired businesses into the Company's existing operations. The process of integrating acquired businesses,including NMR, may require a significant amount of resources and management attention which will temporarily detract from attention to the day-to-day business of the Company and may be prolonged due to unforeseen circumstances.The Company's ability to manage its growth effectively will require it to continue to improve its operational, financial and management information systems and controls, and to attract, retain, motivate and manage employees effectively. The failure of the Company to manage growth in its business effectively would have a material adverse effect on its results of operations. Future acquisitions may be financed through the incurrence of additional indebtedness or the issuance of equity securities. The issuance by the Company of additional Common Stock in connection with acquisitions could be dilutive to Company stockholders. Competition for suitable acquisition candidates is expected to be intense and, in addition to local hospital and physician groups, to include regional and national diagnostic imaging service companies, regional and national staffing companies and other medical services companies, many of which have greater financial resources than the Company. The Company may also pursue the development of new centers. New centers may incur significant operating losses during their development stages, and could materially adversely affect the Company's operating results and financial condition.

Limitations and Delays in Reimbursement

          Third-party payors, including Medicare, Medicaid, managed care/HMO providers and certain commercial payors have taken extensive steps to contain or reduce the costs of healthcare. In certain areas, the payors are subject to regulations which limit the amount of payments. Discussions within the Federal government regarding national healthcare reform are emphasizing containment of healthcare costs. In addition, certain managed care organizations have negotiated capitated payment arrangements for imaging services. Under capitation, diagnostic imaging service providers are compensated using a fixed rate per member of the managed care organization regardless of the total cost of rendering diagnostic services to the members. Services provided under these contracts are expected to become an increasingly significant part of the Company's business. The inability of the Company to properly manage the administration of capitated contracts could materially adversely effect the Company. Although patients are ultimately responsible for payment for services rendered, substantially all of the Company's imaging centers' revenues are derived from third-party payors. Successful reduction of reimbursement amounts and rates, changes in services covered, delays or denials of reimbursement claims, negotiated or discounted pricing and other similar measures could materially adversely affect the Company's respective imaging centers' revenues, profitability and cash flow.

          The Company's management believes that reimbursement rates will continue to decline due to factors such as the expansion of managed care providers and continued national healthcare reform efforts. The Company enters into contractual arrangements with managed care organizations which, due to the size of their membership, are able to command reduced rates for services. These agreements are expected to increase the number of procedures performed due to the additional referrals from these managed care arrangements. However, there can be no assurance that the increased volume of procedures associated with these contractual arrangements will offset the reduction in reimbursement rate per procedure.

          In addition, during 1995 approximately 22.1% of the Company's net service revenues from imaging centers (18.5% pro forma for the NMR Acquisition) were derived through physicians providing imaging services to patients involved in personal injury claims. Receivables relating to personal injury claims require more extensive documentation than other procedures. In addition, those individuals with obligations to the Company in excess of insurance coverage or those who do not have insurance coverage tend to delay payment until legal claims are resolved, which may result in significant collection delays. Due to the greater complexity in processing receivables relating to personal injury claims, as well as increased information requirements from third-party payors, such receivables typically require a longer period of time to collect compared to other receivables and, in the experience of the Company, incur a higher bad debt expense. The Company believes that providing imaging services to patients involved in personal injury claims is an attractive revenue source because of the higher reimbursement rates typically realized in such cases as compared to payors such as Medicare, Medicaid and managed care providers.

Therefore, the Company expects new centers which it has recently acquired, including NMR's centers, and centers which it may acquire in the future to target actively such personal injury cases, which may increase such centers' bad debt expense levels. Significant delays in the collection or the inability to collect receivables relating to personal injury claims could have an adverse effect on the Company's diagnostic imaging operations.


Restrictions Imposed by Government Regulation

          The healthcare industry is highly regulated. The ownership, construction, operation, expansion and acquisition of outpatient diagnostic imaging centers are subject to various federal and state laws, regulations and approvals concerning such matters as physician referrals, licensing of facilities and personnel, and Certificates of Need and other required certificates for certain types of healthcare facilities and major medical equipment. Among other penalties, violations of these laws can result in the shutdown of a company's facilities and loss of Medicare and Medicaid reimbursement. The Federal Anti-Kickback Act of 1986 (the "Anti-Kickback Act") prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for referring Medicare or Medicaid patients or purchasing, leasing, ordering or arranging for any item or service that is covered by Medicare or Medicaid. The law provides several penalties for engaging in prohibited acts, including criminal sanctions and exclusion from the Medicare and Medicaid programs. Although the Company does not believe that it is operating in violation of this law, the scope of the law remains somewhat unclear and there is no assurance that the Company would prevail in its position. In addition, in 1991 and subsequently, the Office of the Inspector General of the Department of Health and Human Services promulgated "safe harbor" regulations specifying activities that will be protected from criminal and civil investigation and prosecution under the Anti-Kickback Act. The Office of the Inspector General has stated that failure to satisfy the conditions of an applicable "safe harbor" does not necessarily indicate that the arrangement in question violates the Anti-Kickback Act, but means that the arrangement is not among those that the "safe harbor" regulations protect from criminal and civil investigation and prosecution under that law. The finding of a violation must still be determined based upon the precise language of the Anti-Kickback Act.

          The Federal Omnibus Budget Reconciliation Act of 1989, as amended by the Federal Omnibus Budget Reconciliation Act of 1933 contains provisions that, unless an exception applies, restrict physicians from making referrals to,among others, providers of MR and other radiological services for services to be rendered to Medicare or Medicaid patients in which the physicians have a "financial relationship" or an ownership interest or with which they have a compensation arrangement (the so-called "Stark Law"). The Stark Law provides exceptions for certain types of employment and contractual relationships. The Company believes that it is in compliance with the Stark Law, but there is no assurance that the Company will prevail in its position if challenged.

          The State of Florida also enacted in 1992 an anti-kickback statute substantially similar in scope to the Anti-Kickback Act. Although the Company does not believe that it is operating in violation of this law, as with its Federal counterpart, the scope of the Florida law remains unclear and there is no assurance that the Company would prevail in its position.

          The States of Florida, Illinois, New Jersey, New York and Pennsylvania have enacted laws that restrict or prohibit physicians from referring patients to healthcare facilities in which such physicians have a financial interest. Although the Company does not believe that these laws will have a material adverse effect on its operations in these states, there is no assurance that these laws will not be interpreted or applied in such a way as to create such a material adverse effect, or that these states, or other states in which the Company does business, will not adopt similar or more restrictive laws or regulations that could have such a material adverse effect.

          Certain states where the Company has imaging centers have enacted Certificate of Need laws to facilitate healthcare planning by placing limitations on the purchase of major medical equipment and other capital expenditures. These statutes, together with their implementing regulations, could limit the Company's ability to acquire new imaging equipment or expand or replace its existing equipment, and no assurances can be given that the required regulatory approvals for any future acquisitions, expansions or replacements will be granted to the Company.

          The Company continues to review all aspects of its operations and believes that it complies in all material respects with applicable provisions of the Anti-Kickback Act, the Stark Law and applicable state laws governing fraud and abuse as well as licensing and certification, although because of the broad and sometimes vague nature of these laws and requirements, there can be no assurance that an enforcement action will not be brought against the Company or that the Company will not be found to be in violation of one or more of these regulatory provisions. Further, there can be no assurance that new laws or regulations will not be enacted, or existing laws or regulations interpreted or applied in the future in such a way as to have a material adverse impact on the Company, or that Federal or state governments will not impose additional restrictions upon all or a portion of the Company's activities, which might adversely affect the Company's business.

Significant Long-Term Debt, Including Capitalized Lease Obligations

          The Company has significant outstanding debt, including capitalized lease obligations relating to equipment at its centers. At June 30, 1996, the Company's long-term debt (pro forma for the NMR Acquisition), excluding current maturities, was approximately $33,497,000, of which capitalized lease indebtedness was approximately $9,464,000. The Company has financed the acquisition of substantially all of the diagnostic imaging equipment used at its centers (typically with terms ranging from five to seven years) from lenders and lessors, with the equipment and other assets serving as collateral for the loans. Substantially all of the Company's assets have been pledged as collateral for its capitalized lease obligations, as well as other indebtedness. In certain cases, the center leasing the equipment and the subsidiary which operates the center are the only obligors under the capitalized leases. A default under an equipment lease or certain other indebtedness of the Company could materially adversely affect the operations of the Company.

Competition; Reliance on Referrals

          The outpatient diagnostic imaging industry is highly competitive. Competition focuses primarily on attracting physician referrals, including referrals through relationships with managed care organizations, at the local market level. The Company believes that principal competitors in each of its markets are hospitals and independent or management company owned imaging centers, some of which are owned with physician investors. Some of these competitors have greater financial and other resources than the Company. Principal competitive factors include facility location, type and quality of equipment, quality and timeliness of test results, ability to develop and maintain relationships with referring physicians, convenience of scheduling and availability of patient appointment times and the pricing of services. Competition for physician referrals can also be affected by the ownership or affiliation of competing centers or hospitals, with certain of the Company's competitors having historically derived a significant portion of their revenues from referrals by physicians who are also investors and have a financial interest in, or are otherwise affiliated with, the competing center or hospital. In addition, managed care has affected the availability of referrals by approving only a certain number of centers in a given geographic region.

          The temporary healthcare staffing business is also very competitive. StarMed competes for clients' business with other providers of travel nurse temporary staffing and with other staffing companies that provide per diem staffing services.
StarMed also competes for the limited number of available qualified staff. StarMed competes with several companies which are larger and may possess greater financial and other resources.

Potential Adverse Effect of Restrictions on Unlicensed Practice of
Medicine

          Diagnostic imaging centers are subject to laws prohibiting the practice of medicine by non-physicians and the rebate or division of fees between physicians and non-physicians. Professional radiology services are performed at the Company's centers by licensed physicians under contract with a medical professional corporation, while the Company provides the imaging equipment, technical employees and administrative functions. Although the Company believes that it is in compliance with relevant existing laws, there can be no assurance that state authorities or others may not challenge this structure as involving the Company in the unlawful practice of medicine.

Dependence on Qualified Interpreting Physicians

          The Company's strategy of maintaining the high quality of its services is dependent upon its ability to obtain and maintain arrangements with qualified interpreting physicians at each of its centers. No assurance can be given that the Company's contractual arrangements with interpreting physician groups at each of the Company's centers can be maintained on terms advantageous to the Company. No assurance can be given that the interpreting physicians with whom the Company has contracts will perform satisfactorily or continue to practice in the markets served by its imaging centers. In addition, with respect to the development of new centers, there can be no assurance that arrangements can be entered into with interpreting physicians on acceptable terms or that such physicians will be successful in such centers. The Company's success is significantly dependent on the ability of these physicians to attract patient referrals, thereby enabling the Company's centers to operate profitably. The inability of these physicians to attract sufficient referrals could have a material adverse effect on the Company's financial condition and operating results.

Technological Obsolescence

          There have been rapid technological advancements made in the software and, to a lesser extent, hardware in the diagnostic imaging industry. Although the Company believes that its equipment can generally be upgraded as necessary, the development of new technologies or refinements of existing technologies might make existing equipment technologically or economically obsolete. If such obsolescence were to occur, the Company may be compelled to acquire new equipment, which could have a material adverse effect on its earnings and cash flow. In addition, certain of the Company's centers compete against local centers which contain more advanced imaging equipment or provide additional modalities.

Liability Claims and Insurance

          Although the Company provides administrative and technical services and is not engaged in the practice of medicine, the diagnostic imaging and temporary staffing businesses entail the risk of professional liability claims. The Company's exposure to such liability is reduced for its imaging centers because interpreting physicians are required to carry their own medical malpractice insurance. Similarly, the Company's nursing personnel perform services in accordance with treatments prescribed by third-party physicians or under hospital supervision.
Nevertheless, the Company maintains general liability insurance and professional liability insurance for both its diagnostic imaging business and its temporary staffing business in amounts deemed adequate by management of the Company. There can be no assurance, however, that potential claims will not exceed the coverage limits or that, in the future, such insurance will be available.

Anticipated Losses from Certain Centers

          In connection with the NMR Acquisition, the Company acquired centers in Bel Air, Maryland and Elgin, Illinois. To date, these centers have generated significant losses. For the fiscal year ended March 31, 1996, NMR incurred net losses amounting to approximately $359,000 and $136,000, respectively, relating to the operations of the Bel Air, Maryland and Elgin, Illinois centers. In addition to NMR's initial capital contributions and subsequent working capital advances, the Company continues to advance working capital to fund the operations of these centers and cannot determine if or when these centers will become profitable, or if or when these advances will be repaid. As of June 30, 1996, the total amount of working capital advances, including accrued but unpaid interest thereon, made to each of the Bel Air, Maryland and Elgin, Illinois centers amounted to approximately $3,059,000 and $1,954,000, respectively. The Company presently intends to close these centers due to their historical and anticipated future operating losses. However, the Company will evaluate other disposition alternatives for such centers, including a sale, joint venture or other transaction, in the event such market opportunities are presented to the Company. The Company expects to incur a loss of approximately $1,600,000 upon the closure of such centers, although there can be no assurance of the timing of such closures or that the actual costs will not exceed such amount. The Company has accrued such amount in its unaudited pro forma financial statements reflecting the NMR Acquisition incorporated herein by reference.

Shares Available for Future Sale; Possible Adverse Effect of
Outstanding Derivative Securities

          As of September 20, 1996, there were approximately 10,275,555 shares of Common Stock held by non-affiliates of the Company that are able to trade without restriction. In addition, as of such date, 4,241,375 shares of Common Stock were issuable upon exercise or conversion of presently outstanding options, warrants or convertible securities of the Company ("Derivative Securities"). The exercise or conversion of a substantial amount of the Derivative Securities could adversely affect the market price of Common Stock due to the large number of shares issuable upon exercise or conversion of such securities. In addition, so long as such securities remain outstanding, the market price of Common Stock and the terms under which the Company might obtain additional equity capital may be materially and adversely affected. Any sales of substantial amounts of Common Stock in the open market could have an adverse effect on the market price of the Common Stock. The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices and, therefore, could impair the Company's ability to raise capital through the sale of equity securities.

Absence of Dividends

          The Company has never paid cash dividends and has no present plans to pay cash dividends to its stockholders and, for the foreseeable future, intends to retain all of its earnings, if any, for use in its business. The declaration of any future dividends by the Company is within the discretion of its Board of Directors and will be dependent on the earnings, financial condition and capital requirements of the Company, as well as any other factors deemed relevant by its Board of Directors.

Certain Anti-Takeover Measures

          Certain provisions of the Company's Certificate of Incorporation, as well as Delaware corporate law and the Company's Stockholder Rights Plan (the "Rights Plan"), may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that a stockholder might consider in its best interest. Such provisions also may adversely affect prevailing market prices for the Common Stock. Certain of such provisions allow the Company's Board of Directors to issue, without additional stockholder approval, preferred stock having rights senior to those of the Common Stock. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the businesscombination is approved in a prescribed matter. In September 1996, the Company adopted the Rights Plan, pursuant to which holders of the Common Stock received a distribution of rights to purchase additional shares of Common Stock, which rights become exercisable upon the occurrence of certain events.

Volatility of Stock Price

          The market price of the Common Stock has been and may continue to be volatile. Recently, the stock market in general and the shares of healthcare and diagnostic imaging services companies in particular have experienced significant price fluctuations. These broad market and industry fluctuations may adversely affect the market price of the Common Stock. Factors such as quarterly fluctuations in results of operations, the timing and terms of future acquisitions and general conditions in the healthcare industry may have a significant impact on the market price of the Common Stock.

Sales by Selling Stockholders

     All of the Shares being offered hereby are offered solely by the Selling Stockholders who are not restricted as to the prices at which they may sell the Shares. Shares sold below the then current level at which the shares of Common Stock are trading may adversely affect the market price of the Common Stock.


                         USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

          SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

     Of the 963,806 Shares offered hereby, 422,868 Shares represent all of the shares of Common Stock underlying certain warrants (the "Warrants") issued by NMR, a predecessor of a wholly-owned subsidiary of the Company and are issuable by the Company upon the exercise of the Warrants. The obligation to issue the Shares upon the exercise of the Warrants was assumed by the Company on August 30, 1996, at which time NMR was merged (the "Merger") into a wholly-owned subsidiary of the Company. The Merger was consummated on August 30, 1996 pursuant to an Agreement and Plan of Merger, dated as of May 20, 1996 by and among the Company, NMR and MRI Sub, Inc., a wholly-owned subsidiary of the Company. Of the 963,806 Shares offered hereby, 540,938 Shares represent all of the shares of Common Stock underlying certain warrants issued by the Company to Joseph G. Dasti and John P. O'Malley III in connection with the Merger. To the knowledge of the Company, none of the Selling Stockholders has any material relationship with the Company except as set forth in the footnotes to the following table. Upon the completion of this Offering, no Selling Stockholder shall own more than one percent of the total outstanding Common Stock of the Company.

================================================================

Donald W. Arthur(3)      43,311         41,250         2,061
-----------------------------------------------------------------
David L. Bloom(3)        130,625        55,000         75,625
-----------------------------------------------------------------
William S. Clarke        17,187         17,187         none
-----------------------------------------------------------------
Crest Radiological
  Associates             17,187         17,187         none
----------------------------------------------------------------
Joseph G. Dasti(3)(4)    577,286(6)     484,06         293,224
----------------------------------------------------------------
John A. Faraone(3)       71,500         41,250         30,250
----------------------------------------------------------------
Linda Fellrath Anderson  2,750          2,750          none
----------------------------------------------------------------
Richard C. Heymann       13,750         13,750         none
-----------------------------------------------------------------
John P. O'Malley III(5)  181,703(7)     163,438        18,265
----------------------------------------------------------------
Robert Pfundstein        39,109         13,750         25,359
----------------------------------------------------------------
Seaboard Securities,
  Inc.                   68,750         68,750         none




=================================================================

Theodore Wright          4,182          4,182          none
-----------------------------------------------------------------
Joseph T. Zappala(3)     46,630         41,250         5,380
=================================================================

(1) Except as otherwise noted, all shares or rights to these shares are beneficially owned and sole voting and investment power is held by the party named. The shares listed in this column include the shares listed under the column titled "Total Number of Shares to be Offered For Selling Stockholder's Account." The column under "Total Shares to be Owned Upon Completion of this Offering" assumes the sale of all Shares offered by the Selling Stockholders hereunder.

(2) Represents shares issuable upon the exercise of certain warrants to purchase Common Stock held by the Selling Stockholder.

(3) Messrs. Arthur, Bloom, Dasti, Faraone and Zappala were directors of NMR of America, Inc., until August 30, 1996, the time that NMR of America, Inc. was merged into a wholly-owned subsidiary of the Company.

(4)  Mr. Dasti was Chairman of the Board, President and Chief
Executive Officer of NMR of America, Inc., until August 30, 1996, the time that NMR of America, Inc. was merged into a wholly-owned subsidiary of the Company.

(5) Mr. O'Malley was the Executive Vice President-Finance and Chief Financial Officer of NMR of America, Inc., until August 30, 1996, the time that NMR of America, Inc. was merged into a wholly-owned subsidiary of the Company. Mr. O'Malley is currently serving as the Senior Vice President-Finance and Chief Financial Officer of the Company.

(6)  Includes 8,702 shares owned through the Company's 401(k) plan.

(7)  Includes 4,520 shares owned through the Company's 401(k) plan.

     The Selling Stockholders may sell some or all of the Shares in transactions involving broker/dealers, who may act as agent or acquire the Shares as principal. Any broker/dealer participating in such transactions as agent may receive a commission from the Selling Stockholders (and, if they act as agent for the purchaser of such Shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholders. Broker/dealers may agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per Share and, to the extent such broker/dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold Shares at the price required to fulfill the respective broker/dealer's commitment to the Selling Stockholders. Broker/dealers who acquire Shares as principals may thereafter resell such Shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker/dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such Shares. The Selling Stockholders also may sell some or all of the Shares directly to purchasers without the assistance of any broker/dealer.

     The Company is bearing all costs relating to the registration of the Shares. Any commissions or other fees payable to broker/dealers in connection with any sale of the Shares will be borne by the Selling Stockholders or other party selling such Shares.

     The Selling Stockholders must comply with the requirements of the Act and the Exchange Act and the rules and regulations thereunder in the offer and sale of the Shares. In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the Common Stock, and therefore be deemed to be underwriters under the Act, they must comply with Rules 10b-6 and 10b-7 under the Exchange Act, as amended, and will, among other things:

     (a) not engage in any stabilization activities in connection with the Company's securities;

     (b) furnish each broker/dealer through which Shares may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker/dealer; and

     (c) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act.

                          LEGAL MATTERS

     The validity of the shares of the Company's Common Stock offered hereby will be passed upon for the Company by Werbel & Carnelutti, A Professional Corporation, New York, New York. Stephen M. Davis, a partner of Werbel & Carnelutti, beneficially owns 33,387 shares of Common Stock.

                             EXPERTS

          The consolidated financial statements of the Company at December 31, 1995 and 1994, and for the years then ended and incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon and incorporated by reference herein which, as to the year ended December 31, 1994, is based in part on the reports of Dixon, Odom
& Co., L.L.P., independent auditors, and Kempisty & Company, Certified Public Accountants, P.C., independent accountants. The consolidated financial statements referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

          The consolidated financial statements and schedule of the Company for the year ended December 31, 1993 incorporated by reference in this Prospectus and Registration Statement have been audited, as to combination only, by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon and incorporated by reference herein. The consolidated financial statements of the Company for the year ended December 31, 1993, prior to their restatement for the acquisition of StarMed Staffing, LP in 1994 in a transaction accounted for as a pooling of interests and prior to their restatement for the 1995 reorganization, in which Kik Kin L.P. and Maternity Retail Partners, L.P., affiliated companies, became subsidiaries of the Company in a transaction accounted for in a manner similar to a pooling of interests, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report thereon and incorporated by reference herein. The financial statements of StarMed Staffing, LP for the year ended December 31, 1993, Kik Kin L.P. for the year ended January 1, 1994 and Maternity Retail Partners, L.P. for the year ended January 30, 1994 have been audited by Ernst & Young LLP, Dixon Odom & Co., L.L.P., and Kempisty & Company, PC, respectively, as set forth in their reports thereon incorporated by reference herein. The consolidated financial statements and schedule of the Company for the year ended December 31, 1993 referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

          The financial statements of NurseCare Plus, Inc. at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst
& Young LLP, independent certified public accountants, as set forth in their report thereon and incorporated by reference herein, and is included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

          The financial statements of MRI-CT, Inc. at December 31, 1995 and for the year then ended, incorporated by reference in this Prospectus and Registration Statement, have been so incorporated in reliance on the report of Bard & Glassman, independent accountants, given on the authority of said firm as experts in accounting and auditing.

          The financial statements of Americare Imaging Center, Inc. at December 31, 1995 and for the year then ended, incorporated by reference in this Prospectus and Registration Statement, have been so incorporated in reliance on the report of Weisberg, Polansky, Kulberg, Einhorn & Mole, LLP, independent certified public accountants, as set forth in their report thereon and incorporated by reference herein, and is included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

          The financial statements of Access Imaging Center, Inc. at December 31,1995 and for the year then ended, incorporated by reference in this Prospectus and Registration Statement, have been so incorporated on the report of Weisburg, Polansky, Kulberg, Einhorn & Mole, LLP, independent certified public accountants, as set forth in their report thereon and incorporated by reference herein, and is included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

          The financial statements of We Care-Allied Health Care, Inc. at December 31, 1995 and for the year then ended, incorporated by reference in this Prospectus and Registration Statement, have been so incorporated on the report of Weisberg, Polansky, Kuhlberg, Einhorn & Mole, LLP, independent certified public accountants, as set forth in their report thereon and incorporated by reference herein, and is included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

          The consolidated balance sheets of NMR of America, Inc. at March 31, 1996 and 1995 and consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended March 31, 1996 and incorporated by reference in this Prospectus and Registration Statement, have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution  x

     Securities and Exchange Commission registration fee  $ 2,783
     Accounting fees and expenses                           6,000
     Legal fees and expenses                               12,000
     Blue Sky fees and expenses                             2,000
     Miscellaneous                                          2,000
                                                            ----
               Total                                      $24,783


x All amounts are estimates other than the Commission's registration fee. No portion of these expenses will be borne by the Selling Stockholders.


Item 15.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers the Company to, and the Certificate of Incorporation of the Company provides that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by any reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The Company's Certificate of Incorporation provides, pursuant to Section 145 of the DGCL, for indemnification of officers, directors, employees and agents of the Company and persons serving at the request of the Company in such capacities within other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their position with the Company or such other business organizations.

     Article Ninth of the Company's Certificate of Incorporation limits a director's liability in accordance with Section 102(b) of the DGCL. Specifically, Article Ninth provides that no director of the Company shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth also provides that if the DGCL is further amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL.

Item 16.  Exhibits.

Exhibit
Number              Description

5.1       Opinion of Werbel & Carnelutti, a Professional
          Corporation.

23.1      Consent of Werbel & Carnelutti (included in Exhibit
          5.1).

23.2      Consent of Ernst & Young LLP.

23.3      Consent of Price Waterhouse LLP.

23.4      Consent of Dixon, Odom & Co., LLP.

23.5      Consent of Kempisty & Company, Certified Public
          Accountants, P.C.

23.6      Consent of Bard & Glassman.

23.7      Consent of Weisberg, Polansky, Kulberg, Einhorn & Mole,
          LLP.

23.8      Consent of Coopers & Lybrand L.L.P.

24.1 Power of Attorney (Reference is made to the signature page of the Registration Statement).


Item 17.  Undertaking.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the "Securities
Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     4. That, for the purpose of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Hackensack, State of New Jersey on October 1, 1996.


                              MEDICAL RESOURCES, INC.


                              By: /s/ William D. Farrell
                                  -----------------------
                                   William D. Farrell, President
                                   and Chief Operating Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William D. Farrell and Stephen M. Davis, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this registration statements and any related registration statement filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting along, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on October 1, 1996.

Signature                     Capacity in Which Signed
----------                    -------------------------

/s/ Gary N. Siegler           Chairman of the Board of Directors
----------------------
Gary N. Siegler

/s/ Neil H. Koffler           Director
----------------------
Neil H. Koffler


/s/ Stephen M. Davis          Director
----------------------
Stephen M. Davis


/s/ Gary Fuhrman              Director
----------------------
Gary Fuhrman


/s/ John Josephson            Director
----------------------
John Josephson


/s/ William D. Farrell        President (Principal Executive
----------------------        Officer), Chief Operating
William D. Farrell            Officer and Director


/s/ John P. O'Malley III      Senior Vice President- Finance
----------------------        and Chief Financial Officer
John P. O'Malley III          (Principal Financial/Accounting
                              Officer)





80201

<Ex. 5.1>





                              October 1, 1996


Medical Resources, Inc.
155 State Street
Hackensack, New Jersey 07601

Gentlemen:

     You have requested our opinion as counsel for Medical Resources, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the public offering by certain selling stockholders (the "Selling Stockholders") of 963,806 shares of the Company's common stock (the "Shares").

     We have examined the Company's Registration Statement on Form S-3 in the form to be filed with the Securities and Exchange Commission on or about October 1, 1996 (the "Registration Statement"). We further have examined the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the By-laws, the minute books and other agreements of the Company as a basis for the opinion hereafter expressed.

     Based on the foregoing examination, we are of the opinion that the when the Shares have been issued, delivered and paid for as contemplated in the Prospectus forming a part of the Registration Statement and upon issuance by the Company and sale by the Selling Stockholders in the manner described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              WERBEL & CARNELUTTI


                              /s/ Werbel & Carnelutti
                              -------------------------
                              By:

<Ex. 23.2>


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Medical Resources, Inc. for the registration of 963,806 shares of common stock and to the incorporation by reference therein of our report dated February 29, 1996, with respect to the consolidated financial statements and schedule of Medical Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference therein of our report dated January 29, 1996, with respect to the financial statements of Nurse Care Plus, Inc. included in the Company's Current Report (Form 8-K/A) dated July 19, 1996, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP
-------------------------

Tampa, Florida
September 25, 1996

<Ex. 23.3>

               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 22, 1994 appearing on page F-4 of Medical Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
---------------------------

Morristown, New Jersey
September 25, 1996

<Ex. 23.4.



       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the references to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Medical Resources, Inc. for the registration of 963,806 shares of its common stock and to the incorporation by reference therein of our reports dated February 21, 1995 with respect to the financial statements of Kik Kin, L.P. for the years ended December 31, 1994 and January 1, 1994.



/s/ DIXON, ODOM & CO., L.L.P.
--------------------------------

September 25, 1996

<Ex. 23.5>



       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 1996, which appears in the annual report on Form 10-K of Medical
Resources, Inc. for the year ended December 31, 1995, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                              /s/ KEMPISTY & COMPANY
                              ------------------------
                              Certified Public Accountants, PC.

New York, New York
September 23, 1996

<Ex. 23.6>



                  INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the Registration
Statement on Form S-3 to be filed on or about October 1, 1996 of our report dated February 2, 1996, with respect to the financial statements of MRI-CT, Inc.


/s/ BARD & GLASSMAN
--------------------------

New York, New York
September 27, 1996

<Ex. 23.7>



       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement of Medical Resources, Inc. on Form S-3 of our report dated May 31, 1996, which respect to the financial statements of Access Imaging Center, Inc. incorporated by reference in the Prospectus, which is a part of the Registration Statement, and to reference to us under the heading "Experts" in such Prospectus.



/s/ WEISBERG, POLANSKY, KULBERG,
    EINHORN & MOLE, LLP
-------------------------------

Carle Place, New York
September 23, 1996

<Ex. 23.7>



       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement of Medical Resources, Inc. on Form S-3 of our report dated August 1, 1996, which respect to the financial statements of We Care - Allied Health Care Services incorporated by reference in the Prospectus, which is a part of the Registration Statement, and to reference to us under the heading "Experts" in such Prospectus.



/s/ WEISBERG, POLANSKY, KULBERG,
    EINHORN & MOLE, LLP
--------------------------------

Carle Place, New York
September 23, 1996

<Ex. 23.7>



       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement of Medical Resources, Inc. on Form S-3 of our report dated May 31, 1996, which respect to the financial statements of Americare Imaging Center, Inc. incorporated by reference in the Prospectus, which is a part of the Registration Statement, and to reference to us under the heading "Experts" in such Prospectus.



/s/ WEISBERG, POLANSKY, KULBERG,
    EINHORN & MOLE, LLP
-------------------------------

Carle Place, New York
September 23, 1996

<Ex. 23.8>



               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion and incorporation by reference in the registration statement of Medical Resources, Inc. on Form S-3 of our report dated June 21, 1996 on our audits of the consolidated financial statements of NMR of America, Inc. and Subsidiaries (the "Company") as of March 31, 1996 and 1995, and for the three years in the period ended March 31, 1996, which report is included in the Company's Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts".



/s/ COOPERS & LYBRAND L.L.P.
------------------------------

Parsippany, New Jersey
September 26, 1996

82011